UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 2, 2010

SIGNPATH PHARMA INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE
 (State or Other Jurisdiction of Incorporation)

333-158474	20-5079533
(Commission File Number)	(IRS Employer Identification No.)

1375 California Road
Quakertown, PA  18951
 (Address of Principal Executive Offices)      (Zip Code)

(215) 538-9996
 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(B) - NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On or about August 2, 2010, SignPath Pharma Inc.’s (the “Company”) management and Board of Directors were advised by its auditor of record, M&K CPAS, PLLC (“M&K”), that the Company’s financial statements contained within the Company’s 10-K for the year ended December 31, 2009 and 10-Qs for the quarters ended March 31, 2009, June 30, 2009, September 30, 2009, and March 31, 2010, contain misstatements regarding our classification of preferred stock and related warrants as derivative liabilities and that such previously filed quarterly and yearly financial statements should no longer be relied upon, as previously presented.  The error resulted in an overstatement of the Company’s additional paid-in capital account, an understatement of its current liabilities account, and an overstatement of the Company’s net income. The cumulative effect of the error through June 30, 2010 is a $340,786 reduction to the Company’s net income, a $3,027,055 increase in current liabilities, and a $2,686,269 decrease in additional paid-in capital.

The Company intends to file its 10-Q for the period ended June 30, 2010 with restated audited December 31, 2009 financial statements and unaudited restatements of the quarters ended March 31, 2009, June 30, 2009, September 30, 2009, and March 31, 2010.

The Company’s Audit Committee has discussed with M&K the matters disclosed in this Current Report on Form 8-K pursuant to Item 4.02(b).

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

d)           Exhibits

No.	Exhibits

7.1	Letter from M&K CPAS PLLC, dated August 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2010	SIGNPATH PHARMA INC.

By: /s/ Dr. Lawrence Helson
Name: Dr. Lawrence Helson
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

7.1	Letter from M&K CPAS PLLC, dated August 23, 2010.